ADVISORY AGREEMENT

         AGREEMENT made this 31st day of December, 2001, by and between Legg Mason Fund Adviser, Inc. ("Manager"), a Maryland corporation, and Western Asset Management Company Limited ("WAML"), a corporation organized under the laws of the United Kingdom, each of which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

         WHEREAS, the Manager is the manager of certain of the series of Western Asset Funds, Inc. (the "Corporation"), an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager wishes to retain WAML to provide certain investment advisory services in connection with the Manager's management of Western Asset Global Strategic Income Portfolio ("Fund"), a series of the Corporation; and

         WHEREAS, WAML is willing to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. Appointment. The Manager hereby appoints WAML as investment adviser for the Fund for the period and on the terms set forth in this Agreement. WAML accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Manager has furnished WAML with copies of each of the following:

         (a) The Corporation's Articles of Incorporation and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Articles");

         (b) The Corporation's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

         (c) Resolutions of the Corporation's Board of Directors (the "Directors") authorizing the appointment of the Manager as the manager and WAML as investment adviser and approving the Investment Management Agreement between the Manager and the Corporation with respect to the Fund dated December 31, 2001 (the "Management Agreement") and this Agreement;

         (d) The Corporation's most recently filed Post-Effective Amendment to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act, including all exhibits thereto, relating to shares of common stock of the Fund, par value $.001 per share;

         (e) The Fund's most recent prospectus (such prospectus, as presently in effect, and all amendments and supplements thereto are herein called the "Prospectus"); and

         (f) The Fund's most recent statement of additional information (such statement of additional information, as presently in effect, and all amendments and supplements thereto are herein called the "Statement of Additional Information").

The Manager will furnish WAML from time to time with copies of all amendments of or supplements to the foregoing.

         3. Investment Advisory Services. (a) Subject to the supervision of the Directors and the Manager, WAML shall as requested by the Manager regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund consistent with the Fund's investment objectives, policies, and restrictions as stated in the Fund's current Prospectus and Statement of Additional Information. WAML shall as requested by the Manager determine from time to time what securities or other property will be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Corporation's Articles of Incorporation and By-Laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objectives, policies, and restrictions of the Fund, as each of the foregoing may be amended from time to time. WAML will as requested by the Manager place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker, dealer or futures commission merchant (collectively, a "broker"). In the selection of brokers and the placing of orders for the purchase and sale of portfolio investments for the Fund, WAML shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, WAML, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into consideration market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Directors may determine and communicate to WAML in writing, WAML shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to WAML or any affiliated person of WAML an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if WAML determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or WAML's overall responsibilities with respect to the Fund and to other clients of WAML and any affiliated person of WAML as to which WAML or any affiliated person of WAML exercises investment discretion. WAML shall also perform such other functions of management and supervision as may be requested by the Manager and agreed to by WAML.

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

         (b) WAML will as requested by the Manager oversee the maintenance of all books and records with respect to the investment transactions of the Fund in accordance with all applicable federal and state laws and regulations, and will furnish the Directors with such periodic and special reports as the Directors or the Manager reasonably may request.

         (c) The Corporation hereby agrees that any entity or person associated with WAML (or with any affiliated person of WAML) which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Corporation hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv) or otherwise.

         4. Services Not Exclusive. WAML's services hereunder are not deemed to be exclusive, and WAML shall be free to render similar services to others. It is understood that persons employed by WAML to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of WAML or any affiliate of WAML to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, WAML hereby agrees that all books and records which it maintains for the Fund are property of the Fund and further agrees to surrender promptly to the Fund or its agents any of such records upon the Fund's request. WAML further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. Expenses. During the term of this Agreement, WAML will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other property (including brokerage commissions, if any) purchased for the Fund.

         7. Compensation. For the services which WAML will render to the Manager and the Fund under this Agreement, the Manager will pay WAML a fee, computed monthly and paid monthly, equal to the product of the Baseline Amount for the relevant calendar month and the Subadviser Fraction for such calendar month. The Baseline Amount for a given calendar month shall be the total amount paid to the Manager by the Corporation pursuant to the Management Agreement in respect of such calendar month. The Subadviser Fraction for a given calendar month shall be a fraction, the numerator of which is the net assets of the Fund managed by WAML, and the denominator of which is the net assets of the Fund, in each case computed as of the time of the regular close of business of the New York Stock Exchange on the last Business Day of such calendar month, or such other time as may be determined by the Board of Directors of the Corporation. A Business Day shall be any day on which the New York Stock Exchange is open. Fees due to WAML hereunder shall be paid promptly to WAML by the Manager following its receipt of fees from the Fund. If this Agreement is terminated as of any date not the last day of a calendar month, a final fee shall be paid promptly after the date of termination and shall be based on the Baseline Amount for that portion of the month during which the contract was still in effect and the Subadviser Fraction

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

as of the time of the regular close of business of the New York Stock Exchange on the date of termination (or, if the date of termination is not a Business Day, the Business Day immediately preceding the date of termination).

         8. Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of WAML, or reckless disregard of its obligations and duties hereunder, WAML shall not be subject to any liability to the Manager, the Fund or any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

         9. Definitions. As used in this Agreement, the terms "assignment," "interested person," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions and interpretations as may be granted by the Securities and Exchange Commission by any rule, regulation or order; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         10. Term. This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 12) until terminated as follows:

              a. The Corporation may at any time terminate this Agreement by not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager and WAML, or

              b. If (i) the Directors or the shareholders of the Fund by vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors who are not interested persons of the Corporation, the Manager or WAML, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, WAML may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder, or

              c. The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to WAML, and WAML may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

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

         Action by the Corporation under paragraph (a) of this Section 10 may be taken either (i) by vote of a majority of the Directors, or (ii) by the vote of a majority of the outstanding voting securities of the Fund.

         11. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         12. No Assignment; Amendments. This Agreement shall terminate automatically in the event of its assignment or in the event that the Management Agreement shall have terminated for any reason. Any termination of this Agreement pursuant to Section 10 shall be without the payment of any penalty. This Agreement shall not be amended unless such amendment is approved by the vote of a majority of the outstanding voting securities of the Fund (provided that such shareholder approval is required by the 1940 Act and the rules and regulations thereunder, giving effect to any interpretations of the Securities and Exchange Commission and its staff) and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors who are not interested persons of the Corporation, the Manager or WAML.

         13. Non-Exclusive Right. In the event this Agreement is terminated or upon written notice from WAML at any time, the Corporation hereby agrees that it will eliminate from the Fund's name any reference to the name of "Western." The Corporation, on behalf of the Fund, shall have the non-exclusive use of the name "Western" in whole or in part only so long as this Agreement is effective or until such notice is given.

         14. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

Attest:                                LEGG MASON FUND ADVISER, INC.


By: /s/ Marc R. Duffy                  By: /s/ Philip E. Sachs
    --------------------                   -----------------------------------
                                           Philip E. Sachs
                                           Vice President

Attest:                                WESTERN ASSET MANAGEMENT COMPANY


By: /s/ Lisa G. Hathaway               By: /s/ James W. Hirschmann III
    --------------------                   -----------------------------------
                                           James W. Hirschmann, III
                                           President
The foregoing is accepted by:

Attest:                                WESTERN ASSET FUNDS, INC.


By: /s/ Lisa G. Hathaway               By: /s/ Ilene S. Harker
    --------------------                   ------------------------------------
                                           Ilene S. Harker
                                           Vice President


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